Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 filed with the Securities and Exchange Commission of our report dated March 27, 2020 on the financial statements of Grow Generation Corp and Subsidiary. We also consent to the references to us under the heading ‘‘Experts” in this Registration Statement on Form S-3

Springfield, Pennsylvania
Date: December 7, 2020

Office Suites at Stoney Creek

453 Baltimore Pike, 2nd Floor • Springfield, PA 19064-3850
(2150) 735-4580 • Fax (2151) 735-4584 • cgcpc.com

A PCAOB Registered Firm

Member of the American & Pennsylvania Institutes of Certified Public Accountants